Exhibit 10.1



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                         ASSET PURCHASE OPTION AGREEMENT



                                 BY AND BETWEEN



                       PROTEIN POLYMER TECHNOLOGIES, INC.



                                       and



                               SURGICA CORPORATION





                                November 23, 2005



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



                         ASSET PURCHASE OPTION AGREEMENT

         THIS ASSET PURCHASE OPTION AGREEMENT (this "Agreement") is made and entered into as of November 23, 2005 by and between Surgica Corporation, a Delaware corporation (the "Company") and Protein Polymer Technologies, Inc., a Delaware corporation (the "Optionee"). Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings ascribed thereto in the Purchase Agreement (defined below).

                                 R E C I T A L S

         WHEREAS, the Company and the Optionee propose to enter into that certain License Agreement and that certain Supply and Services Agreement, attached hereto as Exhibit A and Exhibit B, respectively (collectively, the "License Agreement"), pursuant to which the Company, among other things, would license to Optionee certain intellectual property (including patent and patent applications), as well as marketing and distribution rights;

         WHEREAS, in order to induce the Optionee to enter into the License Agreement and to advance funds to the Company, pursuant to this Agreement and subject to the terms herein, the Optionee shall have the right to purchase from the Company substantially all of the assets of the Company now existing or hereafter acquired through the date of the exercise of the Option (defined below) (the "Assets") for the purchase price described in Section 1.4 of this Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the parties hereto (individually, a "Party", collectively, the "Parties") hereby agree as follows:

                                    ARTICLE I

                               OPTION TO PURCHASE

         Section 1.1.  Option to Purchase Assets.
         ---------------------------------------

         Subject to the  satisfaction  or waiver of the  conditions set forth in
Article V hereof, the Company hereby grants to Optionee the option to purchase substantially all of the Assets (the "Option") during the Option Period (as defined in Section 1.2 of this Agreement), as the same may be extended pursuant to the terms hereof, or such later date as the Parties shall mutually agree upon. The date on which the Option becomes effective is referred to herein as the "Option Effective Date."


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         Section 1.2.  The Option Period.
         -------------------------------

         The "Option Period" shall commence on the date hereof and extend until One (1) year from the Effective Date, provided that, upon written notice from Optionee to the Company not more than 60 days and not less than 30 days prior to such date, the Option Period may be extended until Two (2) years from the Effective Date, in the sole and absolute discretion of Optionee.

         Section 1.3.  Exercise of Option.
         --------------------------------

         (a) During the Option Period, Optionee may exercise the Option only upon written notice (the "Option Notice") to the Company, in accordance with
Section 7.7 herein.

         (b) Within 10 days after the Optionee delivers the Option Notice, the Optionee, Optionee's wholly-owned subsidiary and the Company, must enter into a definitive asset purchase agreement in substantially the form attached hereto as Exhibit C (the "Purchase Agreement").

         Section 1.4.  Option Payment.
         ----------------------------

         The consideration which shall be paid by Optionee to the Company for the Assets shall be equal to that set forth in Section 2.6 of the Purchase Agreement.

         Section 1.5.  Option Closing.
         ----------------------------

         The Option shall become effective (the "Option Closing") on the Option Effective Date, which shall be one Business Day after satisfaction or waiver of all the conditions set forth in Article V hereof, but in no event later than December 17, 2005. At the Option Closing, the parties shall enter into the License Agreement and Supply and Services Agreement and shall execute and deliver such other instruments and documents contemplated by Article V hereof.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Optionee for its benefit that the statements contained in this Article II are true and correct, subject to such exceptions as are specifically disclosed in writing in the Disclosure Schedule provided by the Company to the Optionee (the "Disclosure Schedule").

         Section 2.1.  Organization, Qualification and Corporate Power.
         -------------------------------------------------------------

         The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and is in corporate good standing under the



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laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company. The Company has the corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished or made available to the Optionee true and complete copies of its Certificate of Incorporation and Bylaws, each as amended and/or restated and as in effect on the date hereof (hereinafter the "Charter" and "Bylaws," respectively). The Company is not in default under or in violation of any provision of its Charter or Bylaws, each as amended to date.

         Section 2.2.  Representations and Warranties in Purchase Agreement.
         ------------------------------------------------------------------

         The representations  and warranties  regarding the Company set forth in
Article III of the Purchase Agreement are true and correct as of the date hereof.

         Section 2.3.  Authorization of Transaction.
         ------------------------------------------

         Subject to the Requisite Stockholder Approval (as defined below) of this Agreement, the Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and, subject to the adoption of this Agreement, the proper notice or waiver thereof to the Company's preferred stockholders as provided in the Charter and Bylaws of the Company and the approval of the transaction by a majority of the votes represented by the outstanding shares of stock entitled to vote on this Agreement, which is a majority of the Company's common stock and preferred stock voting as a single class, with the preferred voting on an "as converted" basis, voting in accordance with the corporate laws of the State of Delaware and the Charter and Bylaws of the Company (the "Requisite Stockholder Approval"), the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Optionee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

         Section 2.4.  Noncontravention.
         ------------------------------

         Subject to receipt of the Requisite Stockholder Approval and the consent of AngioDynamics, Inc., substantially in the form as set forth on Exhibit D, attached hereto, except as set forth on Schedule 2.4, attached hereto, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will:
(a) conflict with or violate any provision of the Charter or Bylaws of the Company; (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any Governmental Body; (c) conflict with,



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result in a breach of,  constitute  (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Lien or other arrangement to which the Company is a party or by which the Company is bound or to which any of its Assets is subject; (d) result in the imposition of any Lien upon any Assets of the Company; or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its properties or Assets.

         Section 2.5.  Subsidiaries.
         --------------------------

         The Company does not have any direct or indirect subsidiaries or any other equity interest in any other firm, corporation, partnership, joint venture, association or other business organization.

         Section 2.6.  Absence of Certain Changes.
         ----------------------------------------

         Since June 30, 2005, the Company has conducted its business in the Ordinary Course of Business and there has not occurred any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in any material adverse change in the Assets, business, financial condition or results of operations of the Company.

         Section 2.7.  Powers of Attorney.
         --------------------------------

         There are no outstanding powers of attorney executed on behalf of the Company.

         Section 2.8.  Fees.
         ------------------

         Except as disclosed in Schedule 2.8, the Company has no liability or obligation to pay any fees or commissions to any broker, investment banking firm, finder or agent with respect to the transactions contemplated by this Agreement.

         Section 2.9.  Books and Records.
         -------------------------------

         The minute books and other similar records of the Company contain true and complete records of all material actions taken at any meetings of the stockholders of the Company, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting.

         Section 2.10.  Company Action.
         -----------------------------

         The Board of Directors of the Company, at a meeting duly called and held, has by the unanimous vote of all directors (i) determined that the transaction contemplated herein is fair and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the corporate laws of the State of Delaware, and (iii) directed that this Agreement be submitted to the stockholders of the Company for their



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adoption and approval and  resolved to recommend  that the  stockholders  of the
Company vote in favor of the adoption of this Agreement.

         Section 2.11.  Disclosure.
         -------------------------

         No representation or warranty by the Company contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Company pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein not misleading.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE

                The Optionee represents and warrants to the Company as follows:

         Section 3.1.  Organization.
         --------------------------

         The Optionee is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. The Optionee is duly qualified to conduct business and is in corporate good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on it.

         Section 3.2.  Authorization of Transaction.
         ------------------------------------------

         The Optionee has all corporate requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the performance of this Agreement and the consummation of the transactions contemplated hereby and thereby by the Optionee have been duly and validly authorized by all necessary corporate action on the part of the Optionee. This Agreement has been duly and validly executed and delivered by the Optionee and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of the Optionee, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

         Section 3.3.  Noncontravention.
         ------------------------------

         Neither the execution and delivery of this Agreement, nor the consummation by the Optionee of the transactions contemplated hereby, will (a) conflict or violate any provision of the Certificate of Incorporation or Bylaws



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of the Optionee,  (b) conflict with,  result in breach of,  constitute  (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which the Optionee is a party or by which either is bound or to which any of their assets are subject, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Optionee or any of its properties or assets.

         Section 3.4.  Company Action.
         ----------------------------

         The Board of Directors of the Optionee, at a meeting duly called and held, have (i) determined that the transaction contemplated herein is fair and in the best interests of the Optionee and each of its stockholders, and (ii) adopted this Agreement in accordance with the provisions of the Delaware General Corporation Law.

         Section 3.5.  Brokers' Fees.
         ---------------------------

         The Optionee has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         Section 3.6.  Financial Reports and SEC Documents.
         -------------------------------------------------

         The Optionee's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, as amended by Form 10-KSB/A filed on May 18, 2005, and all other reports, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 2004 under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed or to be filed (collectively, "SEC Documents") with the SEC, as of the date filed or to be filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Exchange Act and (B) as of the time filed, or to be filed, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Optionee and its subsidiaries, if any, as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of Optionee and its subsidiaries, if any, for the periods to which they relate, in each case in accordance with U.S. GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to the absence of footnotes and to normal year-end adjustments in the case of unaudited statements.


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



                                   ARTICLE IV

                    COVENANTS BY THE OPTIONEE AND THE COMPANY

                The Optionee and the Company covenant as follows:

         Section 4.1.  Satisfaction of Conditions.
         ----------------------------------------

         Each of the Parties shall use its commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to satisfy the conditions set forth in Article V of this Agreement.

         Section 4.2.  Notices and Consents.
         ----------------------------------

         Each of the Optionee and the Company shall use their commercially reasonable efforts to obtain, at its expense, all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Bodies, and to effect all such registrations, filings and notices with or to third parties and Governmental Bodies, as may be required by or with respect to the Optionee or the Company, respectively, in connection with the transactions contemplated by this Agreement.

         Section 4.3.  Operation of Business.
         -----------------------------------

         Except as contemplated by this Agreement, during the period from the date of this Agreement up until the Closing Date (as defined in the Purchase Agreement), the Company shall conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep its physical Assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Closing Date, the Company shall not, without the written consent of the Optionee:

         (a) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorize the issuance, sale or delivery of, or redeem or repurchase, any stock of any class or any other securities or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the conversion or exercise of convertible securities, options or warrants outstanding on the date hereof), or amend any of the terms of any such convertible securities, options or warrants;

         (b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend, special bonus or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;


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



         (c) create, incur or assume any debt not currently outstanding (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, or increase the amount of any existing loan to any other person or entity;

         (d) enter into, adopt or amend any Plans or any employment or severance agreement or arrangement or increase in any manner the compensation or fringe benefits of, or modify the employment terms of, its directors, officers or employees, generally or individually, or pay any benefit not required by the terms in effect on the date hereof of any existing Plan;

         (e) acquire, sell, transfer, lease, sublease, license, abandon, encumber, transfer or otherwise dispose of any properties or assets, real, personal or mixed (including leasehold interests and intangible property) related to the Operations, except in the Ordinary Course of Business

         (f) amend and/or restate its Charter or Bylaws;

         (g) change in any material respect its accounting methods, principles or practices, or make any change in depreciation or amortization policies or lives adopted by it except insofar as may be required by a generally applicable change in GAAP or as required by Optionee;

         (h) discharge or satisfy any Lien or pay any obligation or liability other than in the Ordinary Course of Business;

         (i) settle, compromise, materially modify or amend, waive, terminate, cancel, release or assign any rights or Claims concerning, affecting or relating to any Contract relating to the Operations (including, without limitation, any Assigned Agreement), or otherwise relating to the Operations;

         (j) mortgage or pledge any of its property or Assets or subject any such Assets to any Lien;

         (k) sell, assign, license, grant or transfer any rights under, or enter into any settlement regarding the breach or infringement of, any Intellectual Property, or modify any existing rights with respect thereto;

         (l) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive, release or assign any rights under, any contract or agreement;

         (m) enter into, amend, modify or consent to the termination of any Assigned Agreement;


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



         (n) make or commit to make any capital expenditure in excess of Five Thousand Dollars ($5,000) per item;

         (o) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement or the Purchase Agreement becoming untrue or (ii) any of the conditions to the transaction set forth in Article V, not being satisfied;

         (p) make any material charitable contribution;

         (q) engage or terminate any consultant;

         (r) enter into, materially amend or (except in conjunction with the completion of the term thereof) terminate any Contract or transaction with any director or officer, stockholder or Affiliate of Seller (or with any relative, beneficiary, spouse or Affiliate of such Person) relating to the Operations;

         (s) terminate, discontinue, close or dispose of any facility or other business operation, or lay off any employees or implement any early retirement, separation or program providing early retirement window benefits or announce or plan any such action or program for the future;

         (t) allow any Permit that was issued or relates to the Operations to lapse or terminate or fail to renew any insurance policy or Permit that is scheduled to terminate or expire within forty five (45) calendar days of the Effective Date, except to the extent that such failure would not be reasonably expected to cause a Material Adverse Effect on the ability of the Company to own and operate the Operations as now conducted;

         (u) enter into any contract, other than in the Ordinary Course of Business and as provided to the Optionee, or any amendment or termination of, or default under, any contract that is or was material to the Operations or Seller's rights thereunder;

         (v) commence any litigation other than (i) for the routine collection of bills or (ii) in such cases where the Company in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of the Company's business, provided that Company consults with the Optionee prior to the filing of such a suit;

         (w) make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material return or any amendment to a material return, enter into any closing agreement, settle any claim or assessment in respect of Taxes (except settlements effected solely through payment of immaterial sums of money), or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

         (x) write down or write up (or fail to write down or write up in accordance with U.S. GAAP consistent with past practice) the value of any receivables or revalue any of the Company's assets other than in the Ordinary Course of Business and in accordance with U.S. GAAP;

         (y) issue any purchase orders or otherwise agreed to make any purchases involving exchanges in value in excess of Two Thousand Five Hundred Dollars and Zero Cents ($2,500.00) individually or Five Thousand Dollars and Zero Cents ($5,000.00) in the aggregate, except in the Ordinary Course of Business;

         (z) merge with, enter into a consolidation with or acquire an interest of 5% or more in any Person or acquire a substantial portion of the assets or business of any Person or any division or line of business thereof engaged in a business relating to the Operations, or otherwise acquire any material assets relating to the Operations except in the Ordinary Course of Business;

         (aa) (i) grant, announce, or make any change in the rate of compensation, wages, salaries, commission, bonuses, incentives, pensions or other direct or indirect remuneration or benefits payable, or pay or agree or orally promised to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any director, officer, employee, distributor, contractor, or agent of the Company relating to or involved in the Operations, including any increase or change pursuant to any Plan or (ii) enter into, establish, increase or promise to increase, amend or terminate any benefits under any Plan or any employment or severance agreement or commitment or collective bargaining agreement with any employee or contractor of the Company relating to or involved in the Operations, in either case except as required by Law or any collective bargaining agreement, such exceptions being disclosed in the Disclosure Schedules;

         (bb) fail to pay any creditor any material amount owed to such creditor when due;

         (cc) change in any manner the character or scope of the Operations;

         or

         (dd) agree, whether in writing or otherwise, to take any action described in this Section 4.3 or grant any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 4.3, except as expressly contemplated by this Agreement.

         Section 4.4.  Full Access.
         -------------------------

         The Company shall permit representatives of the Optionee to have full access (upon reasonable notice and at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company) to all

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premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company, subject to compliance with applicable confidentiality obligations of the Company.

         Section 4.5.  Notice of Breaches.
         --------------------------------

         The Company shall promptly deliver to the Optionee written notice of any event or development of which the Company is aware and that would (a) render any statement, representation or warranty of the Company in this Agreement (including the Disclosure Schedule) inaccurate or incomplete in any material respect, or (b) constitute or result in a breach by the Company of, or a failure by the Company to comply with, any agreement or covenant in this Agreement applicable to such Party. The Optionee shall promptly deliver to the Company written notice of any event or development of which the Optionee is aware that would (i) render any statement, representation or warranty of the Optionee in this Agreement inaccurate or incomplete in any material respect, or (ii) constitute or result in a breach by the Optionee of, or a failure by the Optionee to comply with, any agreement or covenant in this Agreement applicable to such Party. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

         Section 4.6.  Exclusivity.
         -------------------------

         The Company agrees that from the date of execution of this Agreement until the earlier of (a) the Closing Date or (b) termination of this Agreement in accordance with Article VI hereof, the Company shall not, and the Company shall use its best efforts to cause each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (a) solicit, initiate, engage or participate in or knowingly encourage discussions or negotiations with any person or entity (other than the Optionee) concerning any merger, consolidation, sale of assets, tender offer, recapitalization, accumulation of stock, proxy solicitation or other business combination involving the Company or any division of the Company, (b) solicit, initiate, entertain or encourage any proposal or offer related to such an acquisition, (c) provide any non-public information concerning the business, properties or Assets of the Company to any person or entity (other than the Optionee) or (d) enter into any understanding, letter of intent or agreement, whether binding or non-binding, in connection with the foregoing. The Company shall immediately notify the Optionee of, and shall disclose to the Optionee all details of, any inquiries, discussions or negotiations of the nature described in the first sentence of this Section 4.6. The term "indirectly" shall include, but not be limited to, through Company representatives.

         Section 4.7.  Reasonable Commercial Efforts and Further Assurances.
         ------------------------------------------------------------------

         Each of the Parties shall use reasonable commercial efforts to effectuate the transactions contemplated hereby and to fill and cause to be fulfilled the conditions to closing under this Agreement. Each Party, at the reasonable request of another Party, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         Section 4.8.  Funding of Business Plan.
         --------------------------------------

         If the Closing occurs prior to June 30, 2007, absent a Material Adverse Effect, as determined by and in the sole discretion of Optionee, Optionee shall provide support, as more fully described in Schedule 4.8, to the Operations to be transferred from Seller to Optionee as provided herein in order to, in the reasonable judgment of Optionee, enable the Minimum Revenue Trigger to be met. It is currently anticipated that such support, if any, will be reflected in the approval budgets for the Operations to be transferred from Seller to Optionee as further described in the Supply and Services Agreement.

                                    ARTICLE V

                    CONDITIONS TO CONSUMMATION OF TRANSACTION

         Section 5.1.  Conditions to Each Party's Obligations.
         ----------------------------------------------------

         The respective obligations of each Party to the Option Closing hereunder are subject to the following conditions:

         (a) The Company shall have received the Requisite Stockholder Approval from the stockholders of the Company.

         (b) Any required notice to the Company's preferred stockholders shall have been given or waived; and

         (c) Subject to the Requisite Stockholder Approval, Company and the Optionee shall have entered into the License Agreement.

         Section 5.2.  Conditions to Obligations of the Optionee.
         -------------------------------------------------------

         The obligation of the Optionee to the Option Closing hereunder is subject to the satisfaction of the following additional conditions:

         (a) the Company shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Option Closing;

         (b) the  representations  and  warranties  of the  Company set forth in
Article II shall be true and correct as of the date hereof, and shall be true and correct as of the Option Closing, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

         (c) the Company shall have delivered to the Optionee a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a) and (b) of this
Section 5.2 is satisfied in all respects;

         (d) The Company shall have received the consent of AngioDynamics, Inc., substantially in the form of Exhibit D, attached hereto, to assign the Company's rights and obligations under that certain Distributor Agreement, dated as of June 28, 2002, between the Company and AngioDynamics, Inc.

         (e) Louis R. Matson shall have entered into a Voting Agreement, substantially in the form attached hereto as Exhibit E; and

         (f) Louis R. Matson and the Company shall have entered into an Employment Agreement substantially in the form set forth on Exhibit F hereto; and

         (g) Louis R. Matson and the Optionee shall have entered into a Side Letter Agreement substantially in the form set forth on Exhibit G hereto.

         Section 5.3.  Conditions to Obligations of the Company.
         ------------------------------------------------------

         The obligation of the Company to consummate the Option Closing hereunder is subject to the satisfaction of the following additional conditions:

         (a) The Optionee shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Option Closing;

         (b) the  representations  and  warranties  of the Optionee set forth in
Article III shall be true and correct as of the date hereof, and shall be true and correct as of the Option Closing, except for representations and warranties made as of a specific date, which shall be true and correct as of such date; and

         (c) the Optionee shall have delivered to the Company a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clause (a) and (b) of this
Section 5.3 is satisfied in all respects.

                                   ARTICLE VI

                                   TERMINATION

         Section 6.1.  Termination of Agreement.
         --------------------------------------

         The Parties may terminate this Agreement prior to the Closing Date as provided below:

         (a) the Parties may terminate this Agreement by mutual written consent;

         (b) any Party may terminate this Agreement by giving written notice to the other Parties upon the entry of any permanent injunction or other order of a court or other competent authority preventing the consummation of the transaction that has become final and nonappealable;

         (c) The Optionee may terminate this Agreement if any of the conditions set forth in Section 5.1 or 5.2 is not satisfied on or prior to December 17, 2005 and the Optionee is not then in breach of this Agreement;

         (d) the Company may terminate this Agreement if any of the conditions set forth in Section 5.1 or 5.3 are not satisfied on or prior to December 17, 2005 and the Company is not then in breach of this Agreement; and

         (e) the Optionee may terminate this Agreement for any reason prior to the Closing Date.

         Section 6.2.  Effect of Termination.
         -----------------------------------

         If any Party terminates this Agreement pursuant to Section 6.1, all obligations of the Parties shall terminate without any liability of any Party to any other Party. Notwithstanding the foregoing, the following obligations shall survive termination of this Agreement: (i) liability of any Party for breaches of this Agreement; (ii) confidentiality, as provided in Section 7.1; and (iii) each Party's obligation to bear its own fees and expenses incurred in connection with the preparation and negotiation of this Agreement and the transactions contemplated herein as provided in Section 7.11.

         Section 6.3.  Amendment.
         -----------------------

         The Parties may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the Parties.

         Section 6.4.  Extension; Waiver.
         -------------------------------

         At any time prior to the Closing Date, any Party may, to the extent legally allowed (i) extend the time for the performance of any of the obligations or other acts of the other Parties; (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1.  Press Releases and Announcements.
         ----------------------------------------------

         No Party shall issue any press release or make any public disclosure relating to the subject matter of this Agreement without the prior approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party shall advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure). Notwithstanding the foregoing, the Parties acknowledge that Optionee is a reporting company under the Securities Exchange Act of 1934, as amended, and will be required to publicly disclose this Agreement and the transactions contemplated hereby in the form of press releases, Current Reports on Form 8-K and such other means as Optionee determines.

         Section 7.2.  No Third Party Beneficiaries.
         ------------------------------------------

         This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

         Section 7.3.  Entire Agreement.
         ------------------------------

         This Agreement, the Disclosure Schedule, the Schedules, the documents and instruments and other agreements among the Parties referred to herein constitute the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

         Section 7.4.  Succession and Assignment.
         ---------------------------------------

         This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, provided however, that Optionee may assign some or all of its rights hereunder to a wholly owned subsidiary.

         Section 7.5.  Counterparts.
         --------------------------

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         Section 7.6.  Headings.
         ----------------------

         The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 7.7.  Notices.
         ---------------------

         All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service or sent via facsimile (with acknowledgment of complete transmission) with a confirmation copy by registered or certified mail, in each case to the intended recipient as set forth in the Purchase Agreement.

         Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         Section 7.8.  Governing Law.
         ---------------------------

         This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of California.

         Section 7.9.  Amendments and Waivers.
         ------------------------------------

         The Parties may mutually amend any provision of this Agreement at any time prior to Closing Date. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent default, misrepresentation, breach of such warranty or covenant.

         Section 7.10.  Severability.
         ---------------------------

         Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed, provided that this Agreement shall not then substantially deprive either Party of the bargained-for performance of the other Party.

         Section 7.11.  Expenses.
         -----------------------

         All fees and expenses (including all legal and accounting fees and expenses and all other expenses) incurred by Optionee in connection with this Agreement and the transactions contemplated hereby shall be paid by Optionee whether or not the transaction is consummated. All transaction costs incurred by the Company in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company whether or not the transaction is consummated.

         Section 7.12.  Other Remedies.
         -----------------------------

         Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

         Section 7.13.  Construction.
         ---------------------------

         The Parties agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         Section 7.14.  Incorporation of Schedules and Disclosure Schedule.
         -----------------------------------------------------------------

         The Exhibits, Schedules and Disclosure Schedule identified in this Agreement are incorporated herein by reference and made a part hereof.



                           [Signature page to follow]

                                                                  EXECUTION COPY


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         SURGICA CORPORATION

                                         By:    /s/ Louis R. Matson
                                            ---------------------------------
                                         Name:  Louis R. Matson
                                         Title: President and Chief Executive
                                                 Officer


                                         PROTEIN POLYMER TECHNOLOGIES, INC.

                                         By:    /s/ William N. Plamondon, III
                                            ---------------------------------
                                         Name:  William N. Plamondon, III
                                         Title: Chief Executive Officer


             [Signature Page to the Asset Purchase Option Agreement]